Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

for

Offer to Purchase

All Outstanding Shares of Common Stock

of

DURECT CORPORATION

at

$1.75 net per share, in cash, plus one non-tradeable contingent value right for each share, which represents the contractual right to receive the pro rata portion, in cash, of two milestone payments of up to $350,000,000 in the aggregate, upon the achievement of specified milestones (minus any amount actually paid to option holders under a retention plan in respect of the applicable milestone)

Pursuant to the Offer to Purchase dated August 12, 2025

by

BHC LYON MERGER SUB, INC.

a wholly owned subsidiary of

Bausch Health Americas, Inc.

which is a wholly owned subsidiary of

Bausch Health Companies Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 9, 2025 UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

(Not to be used for signature guarantees)

This Notice of Guaranteed Delivery (this “Notice of Guaranteed Delivery”), or a substantially equivalent form, must be used to accept the Offer (as defined below) if (a) certificates representing shares of common stock, par value $0.0001 per share (the “Shares”), of DURECT Corporation, a Delaware corporation, are not immediately available, (b) the procedure for book-entry transfer described in Section 3 of the Offer to Purchase, dated as of August 12, 2025 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), cannot be completed on a timely basis or (c) all required documents otherwise cannot be delivered to Equiniti Trust, LLC (the “Depositary”) prior to the Expiration Time (as defined in the Offer to Purchase). This form may be delivered by courier or transmitted by hand delivery, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined below) in the form set forth in this Notice of Guaranteed Delivery. See Section 3 of the Offer to Purchase for more information regarding the guaranteed delivery procedures.

The Depositary for the Offer is:

If delivering by hand, express mail, courier or other expedited service:	If delivering by mail:
Equiniti Trust Company, LLC 55 Challenger Rd. Ridgefield Park, NJ 07660 Attention: Equiniti Reorganization Department	Equiniti Trust Company, LLC 55 Challenger Rd. Ridgefield Park, NJ 07660 Attention: Equiniti Reorganization Department

Email the following address ONLY if you are confirming a facsimile transmission

CONFIRM: Domenick.Apisa@equiniti.com

For information, call D.F. King & Co., the Information Agent, at: (212) 596-7578 if you are a bank or broker or (800) 628-8528 if you are a stockholder]

Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above or transmission of instructions via facsimile to a number other than the facsimile number set forth above does not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal (as defined below) is required to be guaranteed by an Eligible Institution under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The guarantee included on the following page must be completed.

Ladies and Gentlemen:

The undersigned represents that the undersigned owns and hereby tenders to BHC Lyon Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Bausch Health Americas, Inc., a Delaware corporation, and an indirect subsidiary of Bausch Health Companies, Inc., a corporation continued under the laws of the Province of British Columbia, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase and other related materials, as each may be amended or supplemented from time to time, the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Name(s) of Record Holder(s):

Number of Shares Tendered:

Certificate Number(s) (if available):	(please print)

Address(es):

(Zip Code)

☐	Check if securities will be tendered by book-entry transfer Signature(s):

Name of Tendering Institution:

Area Code and Telephone No.(s):

Signature(s):

DTC Participant No.:

Transaction Code No.:

Dated:

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GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a financial institution that is a participant in the Security Transfer Agent Medallion Program, or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution” and, collectively, “Eligible Institutions”), hereby guarantees the delivery to the Depositary of either the certificates representing the Shares tendered hereby, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in the Offer to Purchase), in any such case together with a properly completed and duly executed Letter of Transmittal (or a manually executed facsimile thereof), with any required signature guarantees or an Agent’s Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within one trading day after the date of execution of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the properly completed and duly executed Letter of Transmittal, certificates for Shares and/or any other required documents to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

(Zip Code)

Area Code and Tel. No.:

(Authorized Signature)

Name:

(Please type or print)

Title:

Dated:

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

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